SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)
                               September 27, 1999


                            THE HAIN FOOD GROUP, INC.
             (Exact name of registrant as specified in its charter)


         Delaware                        0-22818                 22-3240619
- --------------------------------------------------------------------------------
(State or other jurisdiction          (Commission           (I.R.S. Employer
of incorporation)                     File Number)          dentification No.)

         50 Charles Lindbergh Boulevard
         Uniondale, New York                                       11553
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(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code (516) 237-6200



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Item 5.  Other Events

     On September 27, 1999, The Hain Food Group, Inc. (the "Company") announced that it had entered into a strategic alliance with H.J. Heinz Company ("Heinz") related to the production and distribution of natural products domestically and internationally. In connection with the alliance, the Company issued 2,837,343 shares (the "Investment Shares") of its common stock, par value $.01 per share (the "Common Stock") to Earth's Best, Inc. ("Earth's Best"), a wholly owned subsidiary of Heinz, for an aggregate purchase price of $82,383,843 under a Securities Purchase Agreement dated September 24, 1999 (the "Securities Purchase Agreement") between the Company and Earth's Best.

     In addition, in a separate transaction, the Company announced on September 27, 1999 that it had purchased the trademarks of Earth's Best (the "Acquisition") under a Purchase and Sale Agreement dated September 24, 1999 among the Company, Earth's Best and Heinz (the "Acquisition Agreement"). In consideration for the trademarks, the Company paid a combination of $4,620,000 in cash and 670,234 shares of Common Stock, valued at $17,380,000 (the "Acquisition Shares" and together with the Investment Shares, the "Shares"). Earth's Best has agreed to change its name following the consummation of the Acquisition.

     In connection with the issuance of the Shares, the Company and Earth's Best have entered into an Investor's Agreement dated September 24, 1999 (the "Investor's Agreement") that sets forth certain restrictions and obligations of the Company and Earth's Best and its affiliates relating to the Shares, including restrictions and obligations relating to (1) the appointment by the Company of one member to its board of directors nominated by Earth's Best and one member jointly nominated by Earth's Best and the Company, (2) an 18-month standstill period during which Earth's Best and its affiliates may not purchase or sell shares of Common Stock, subject to certain exceptions, (3) a right of first offer by Heinz and its affiliates to the Company upon the sale of Shares by Earth's Best and its affiliates following the standstill period, (4) preemptive rights granted to Earth's Best and its affiliates relating to the future issuance by the Company of shares of capital stock and (5) confidentiality. Irwin D. Simon, the President and Chief Executive Officer of the Company is also a party to the Investor's Agreement for the purpose of restricting certain sales by Mr. Simon of Common Stock during the standstill period.

     In addition, the Company and Earth's Best have entered into a Registration Rights Agreement dated September 24, 1999 (the


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                                      -3-


"Registration Rights Agreement") that provides Earth's Best and its affiliates customary registration rights relating to the Shares, including two demand registration rights and "piggy-back" registration rights.

     The parties have agreed to negotiate the strategic alliance agreements in good faith and execute the same as soon as reasonably practicable following the consummation of the issuance of the Investment Shares.


Item 7.  Financial Statements and Exhibits.

     (c) Exhibits.

     Exhibit No. Description

     10.1 Securities Purchase Agreement between the Company and Earth's Best, dated September 24, 1999.

     10.2        Investor's Agreement among the Company, Earth's
                 Best and Irwin D. Simon dated September 24, 1999.

     10.3 Registration Rights Agreement between the Company and Earth's Best, dated September 24, 1999.

     10.4        Purchase and Sale Agreement among, the Company,
                 Earth's Best and H.J. Heinz Company, the parent of Earth's Best, dated September 24, 1999.

     20          Press release dated September 27, 1999.




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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 THE HAIN FOOD GROUP, INC.


Dated:  September 30, 1999       By: /s/ Gary M. Jacobs
                                     -----------------------------------
                                     Gary M. Jacobs
                                     Chief Financial Officer



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                                  EXHIBIT INDEX


Number    Description

10.1      Securities Purchase Agreement between the Company and
          Earth's Best, dated September 24, 1999.

10.2 Investor's Agreement among the Company, Earth's Best and Irwin D. Simon, the President of the Company, dated September 24, 1999.

10.3 Registration Rights Agreement between the Company and Earth's Best, dated September 24, 1999.

10.4      Purchase and Sale Agreement among, the Company,
          Earth's Best and H.J. Heinz Company, the parent of
          Earth's Best, dated September 24, 1999.

20        Press release dated September 27, 1999.